UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2013 (August 9, 2013)

STATE AUTO FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	000-19289	31-1324304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 East Broad Street, Columbus, Ohio	43215-3976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 464-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8. Other Events

Item 8.01 Other Events.

On August 9, 2013, at a meeting of the Board of Directors of State Auto Financial Corporation (the “Company”), each of the following persons, each of whom was a vice president of the Company, was elected to the office of Senior Vice President of the Company: Joel E. Brown, Jessica E. Buss, Steven E. English, Stephen P. Hunckler, Cynthia A. Powell, Lyle D. Rhodebeck, Lorraine M. Siegworth and James A. Yano.

At the same Board meeting, the following directors were appointed or re-appointed to the following Board committees:

•	Audit Committee: Chairperson Eileen A. Mallesch, Robert E. Baker, David R. Meuse and Paul S. Williams

•	Compensation Committee: Chairperson Robert E. Baker, David J. D’Antoni, Alexander B. Trevor and Paul S. Williams.

•	Nominating and Governance Committee: Chairperson David J. D’Antoni, Eileen A. Mallesch, Thomas E. Markert and S. Elaine Roberts

•	Investment and Finance Committee: Chairperson David R. Meuse, Thomas E. Markert, Robert P. Restrepo, Jr., S. Elaine Roberts and Alexander B. Trevor

•	Independent Committee: Chairperson Alexander B. Trevor, Robert E. Baker, David J. D’Antoni and Paul S. Williams

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE AUTO FINANCIAL CORPORATION

Date: August 15, 2013	By	/s/ Steven E. English
Senior Vice President and Chief Financial Officer